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Exhibit 10.7
LANVISION SYSTEMS, INC.

Employment Agreement among LanVision Systems, Inc., LanVision, Inc. and J. Brian Patsy effective February 1, 2004

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT ("Agreement") is entered into effective as of February 1, 2003, by and among LanVision Systems, Inc., a Delaware corporation ("Parent"), LanVision, Inc., an Ohio corporation ("Company") and J. Brian Patsy ("Employee").

                                    RECITALS:

         A.       Employee is currently an "at will" employee of the Company;
and

         B. Parent, the Company and Employee mutually desire to modify the terms and conditions of Employee's employment, including the conversion of Employee's at will status to employment for a described term, and to enter into this Agreement which sets forth the terms and conditions of Employee's employment;

         NOW, THEREFORE, in consideration of the premises and the agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the parties agree as follows:

1. EMPLOYMENT

         Parent and the Company hereby agree to employ Employee, and Employee, in consideration of such employment and other consideration set forth herein, hereby accepts employment, upon the terms and conditions set forth herein.

2. POSITION AND DUTIES

         During the term of this Agreement, Employee shall be employed in the position of President of each of Parent and the Company. While employed hereunder, Employee shall do all things necessary, legal and incident to the above position, and otherwise shall perform such functions as the Board of Directors of Parent and the Company may establish from time to time.

3. COMPENSATION

         Subject to such modifications as may be approved from time to time by the Board of Directors of Parent, the Employee shall receive the compensation and benefits listed on the attached Exhibit A. Such compensation shall be paid by Parent or the Company, at the discretion of Parent.

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4. EXPENSES

         Parent or the Company shall pay or reimburse Employee for all travel and out-of-pocket expenses reasonably incurred or paid by Employee in connection with the performance of Employee's duties as an employee of Parent or the Company, respectively, upon compliance with the Company's procedures for expense reimbursement including the presentation of expense statements or receipts or such other supporting documentation as the Company may reasonably require.

5. PRIOR EMPLOYMENT

         The Employee warrants and represents to Parent and the Company (i) that the Employee will take no action in violation of any employment agreement or arrangement with any prior employer, (ii) that the Employee has disclosed to Parent and the Company all such prior written agreements, (iii) that any employment agreement or arrangement with any prior employer is null and void and of no effect, and (iv) that the Employee has the full right and authority to enter into this Agreement and to perform all of the Employee's obligations hereunder. The Employee agrees to indemnify and hold Parent and the Company harmless from and against any and all claims, liabilities or expenses incurred by Parent and/or the Company as a result of any claim made by any prior employer arising out of this Agreement or the employment of the Employee by Parent and the Company.

6. OUTSIDE EMPLOYMENT

         Employee shall devote Employee's full time and attention to the performance of the duties incident to Employee's position with Parent and the Company, and shall not have any other employment with any other enterprise or substantial responsibility for any enterprise which would be inconsistent with Employee's duty to devote Employee's full time and attention to Parent and Company matters, provided that, the foregoing shall not prevent the Employee from participating in any charitable or civic organization that does not interfere with Employee's performance of the duties and responsibilities to be performed by Employee under this Agreement.

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7. CONFIDENTIAL INFORMATION

         Employee shall not, during the term of this Agreement or at any time thereafter, disclose, or cause to be disclosed, in any way Confidential Information, or any part thereof, to any person, firm, corporation, association, or any other operation or entity, or use the Confidential Information on Employee's own behalf, for any reason or purpose. Employee further agrees that, during the term of this Agreement or at any time thereafter, Employee will not distribute, or cause to be distributed, Confidential Information to any third person or permit the reproduction of the Confidential Information, except on behalf of Parent or the Company in Employee's capacity as an employee of Parent and the Company. Employee shall take all reasonable care to avoid unauthorized disclosure or use of the Confidential Information. Employee hereby assumes responsibility for and shall indemnify and hold Parent and/or the Company harmless from and against any disclosure or use of the Confidential Information in violation of this Agreement.

         For the purpose of this Agreement, "Confidential Information" shall mean any written or unwritten information which specifically relates to and or is used in Parent's or the Company's business (including without limitation, Parent's or the Company's services, processes, patents, systems, equipment, creations, designs, formats, programming, discoveries, inventions, improvements, computer programs, data kept on computer, engineering, research, development, applications, financial information, information regarding services and products in development, market information including test marketing or localized marketing, other information regarding processes or plans in development, trade secrets, training manuals, know-how of the Company, and the customers, clients, suppliers and others with whom Parent and/or the Company does or has in the past done, business, regardless of when and by whom such information was developed or acquired) which Parent or the Company deems confidential and proprietary which is generally not known to others outside Parent or the Company and which gives or tends to give Parent or the Company a competitive advantage over persons who do not possess such information or the secrecy of which is otherwise of value to Parent and/or the Company in the conduct of its business -- regardless of when and by whom such information was developed or acquired, and regardless of whether any of these are described in writing, reduced to practice, copyrightable or considered copyrightable, patentable or considered patentable. Provided, however, that "Confidential Information" shall not include general industry information or information which is publicly available or is otherwise in the public domain without breach of this Agreement, information which Employee has lawfully acquired from a source other than Parent or the Company, or information which is required to be disclosed pursuant to any law, regulation, or rule of any governmental body or authority or court order. Employee acknowledges that the Confidential Information is novel, proprietary to and of considerable value to Parent and the Company.

         Employee agrees that all restrictions contained in this Section 7 are reasonable and valid under the circumstances and hereby waives all defenses to the strict enforcement thereof by Parent and/or the Company.

         Employee agrees that, upon the request of Parent or the Company, or immediately on termination of his employment for whatever reason, Employee will immediately deliver up to the requesting entity all Confidential Information in Employee's possession and/or control, and

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all notes, records, memoranda, correspondence, files and other papers, and all copies, relating to or containing Confidential Information. Employee does not have, nor can Employee acquire any property or other right in the Confidential Information.

8. PROPERTY OF PARENT AND THE COMPANY

         All ideas, inventions, discoveries, proprietary information, know-how, processes and other developments and, more specifically improvements to existing inventions, conceived by the Employee, alone or with others, during the term of the Employee's employment, whether or not during working hours and whether or not while working on a specific project, that are within the scope of Parent's or the Company's business operations or that relate to any work or projects of Parent or the Company, are and shall remain the exclusive property of Parent and the Company. Inventions, improvements and discoveries relating to the business of Parent or the Company conceived or made by the Employee, either alone or with others, while employed with Parent and the Company are conclusively and irrefutably presumed to have been made during the period of employment and are the sole property of Parent and the Company. The Employee shall promptly disclose in writing any such matters to Parent and the Company but to no other person without the consent of Parent. The Employee hereby assigns and agrees to assign all right, title, and interest in and to such matters to the Company. The Employee will, upon request of Parent, execute such assignments or other instruments and assist Parent and the Company in the obtaining, at the Company's sole expense, of any patents, trademarks or similar protection, if available, in the name of the Company.

9. NON-COMPETITION AGREEMENT

         (A) During the term of Employee's employment, whether under this Agreement or at will, and for a period of one year after the termination date of Employee's employment, unless extended to two years after the termination date of this agreement by the additional payment indicated in Section 11(D) (whether such termination be with or without cause), Employee agrees that he will not directly or indirectly, whether as an employee, agent, consultant, director, officer, investor, partner, shareholder, proprietor, lender or otherwise own, operate or otherwise work for or participate in any competitive business, anywhere in the world, which designs, develops, manufactures or markets any product or service that in any way competes with Parent's or the Company's business, products or services as conducted, or planned to be conducted, on the date of termination (a "Competitive Business"), provided that the foregoing shall not prohibit Executive from owning not more than 5% of the outstanding stock of a corporation subject to the reporting requirements of the Securities Exchange Act of 1934.

         (B) During the term of Employee's employment and for a period ending one year from the termination of Employee's employment with Parent and the Company, unless extended by the additional payment indicated in Section 11(D), whether by reason of the expiration of the term of this Agreement, resignation, discharge by Parent and the Company or otherwise, Employee hereby agrees that Employee will not, directly or indirectly:

                  (i) solicit, otherwise attempt to employ or contract with any current or future employee of Parent or the Company for employment or otherwise in any Competitive Business or

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otherwise offer any inducement to any current or future employee of Parent or the Company to leave Parent's or the Company's employ; or

                  (ii) contact or solicit any customer or client of Parent or the Company (an "Existing Customer"), contact or solicit any individual or business entity with whom Parent or the Company has directly communicated for the purpose of rendering services prior to the effective date of such termination (a "Potential Customer"), or otherwise provide any other products or services for any Existing Customer or Potential Customer of Parent or the Company, on behalf of a Competitive Business or in a manner that is competitive to the Parent's or the Company's business; or

                  (iii) Use or divulge to anyone any information about the identity of Parent's or the Company's customers or suppliers (including without limitation, mental or written customer lists and customer prospect lists), or information about customer requirements, transactions, work orders, pricing policies, plans, or any other Confidential Information.

         (C) For the purpose of this Agreement, Competitive Business shall mean any business operation (including a sole proprietorship) anywhere in the world which designs, develops, manufactures or markets any product or service that in any way competes with Parent's or the Company's health information access system business, products or services as conducted, or contemplated to be conducted, on the date of termination.

10. TERM

         Unless earlier terminated pursuant to Section 11 hereof, the term of this Agreement shall be for the time period beginning February 1, 2004, the date hereof, and continuing through January 31, 2005 (the "Term"), unless, during the Term of this agreement, or any renewal thereof, there is a change in control as defined in Section 13 herein, at which time the then current Expiration Date will be extended to be one year form the date of the change in control. On January 31, 2005, or the Expiration Date resulting from a change in control, whichever is later, and on each annual Expiration Date thereafter, (each such date being hereinafter referred to as the "Renewal Date"), the term of employment hereunder shall automatically renew for an additional one (1) year period unless the Company notifies Employee in writing at lease 90 days prior to the applicable Renewal Date that the Company does not wish to renew this agreement beyond the expiration of the then current term. Unless waived in writing by the Company, the requirements of Sections 7 (Confidential Agreement), 8 (Property of Parent and the Company) and 9 (Non-Competition Agreement) shall survive the expiration or termination of this Agreement for any reason except as set forth in Section 11(D)(ii).

11. TERMINATION.

         (A) Death. This Agreement and Employee's employment thereunder shall be terminated on the death of Employee, effective as of the date of Employee's death.

         (B) Continued Disability. This Agreement and Employee's employment thereunder may be terminated, at the option of Parent, upon a Continued Disability of Employee, effective as of

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the date of the determination of Continued Disability as that term is hereinafter defined. For the purposes of this Agreement, "Continued Disability" shall be defined as the inability or incapacity (either mental or physical) of Employee to continue to perform Employee's duties hereunder for a continuous period of one hundred twenty (120) working days, or if, during any calendar year of the Term hereof because of disability, Employee shall have been unable to perform Employee's duties hereunder for a total period of one hundred eighty
(180) working days regardless of whether or not such days are consecutive. The determination as to whether Employee is unable to perform the essential functions of Employee's job shall be made by Parent's Board of Directors in its reasonable discretion; provided, however, that if Employee is not satisfied with the decision of the Board, Employee will submit to examination by three competent physicians who practice in the metropolitan area in which the Company then resides, one of whom shall be selected by Parent, another of whom shall be selected by Employee, with the third to be selected by the physicians so selected. The decision of a majority of the physicians so selected shall supersede the decision of the Board and shall be final and conclusive.

         (C) Termination For Good Cause. Notwithstanding any other provision of this Agreement, Parent may at any time immediately terminate this Agreement and Employee's employment thereunder for Good Cause. For this purpose, "Good Cause" shall include the following: the current use of illegal drugs; indictment for any crime involving moral turpitude, fraud or misrepresentation; commission of any act which would constitute a felony and which would adversely impact the business or reputation of Parent or the Company; fraud; misappropriation or embezzlement of Parent or Company funds or property; willful misconduct or grossly negligent or reckless conduct which is materially injurious to the reputation, business or business relationships of Parent or the Company; material violation or default on any of the provisions of this Agreement; or material failure to meet reasonable performance criteria or reasonable standards of conduct as established from time to time by the Corporation's Board of Directors, which failure continues for at least 30 days after written notice from the Corporation to the Executive. Any alleged cause for termination shall be delivered in writing to Employee stating the full basis for such cause along with any notice of such termination.

         (D)      Termination Without Good Cause.

                  (i) Parent or the Company may terminate Employee's employment prior to the Expiration Date at any time, whether or not for Good Cause (as "Good Cause" is defined in Section 11(C) above). In the event Parent or the Company terminates Employee for reasons other than Good Cause, Employee's Death, or Employee's Disability, Parent or the Company will pay Employee a lump sum amount equal to the Employee's then current compensation [to include only 12 months of the then current base compensation and the higher of the bonuses paid to Employee during that prior fiscal year or earned in the then current fiscal year to date] at the time of termination. Such severance payment shall be paid within 90 days following the date of Employee's termination. Employee shall also be entitled to the continuation of the then current Company benefits (see Exhibit A) to specifically include health care and dental care insurance coverage at no cost to Employee for a period of two years from Employee's termination. Parent or Corporation may elect to extend the one year period of noncompetition to two years upon prior written notice to Employee, which notice will be delivered not later than 180 days prior to the expiration of the initial one year period of noncompetition and upon payment of an additional

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lump sum amount equal to the first lump sum payment made, above. This second lump sum payment shall be paid within 180 days following notification of the election to extend the noncompetition period for a second year.

                  (ii) If the Company fails to make the payments to Employee as set forth above, the provisions of the Section 9 (NonCompetition) shall terminate as of the date such payments cease.

12. ADVICE TO PROSPECTIVE EMPLOYERS

         If Employee seeks or is offered employment by any other company, firm or person, he will notify the prospective employer of the existence and terms of the non-competition and confidentiality agreement set forth in Sections 7 & 9 of this Agreement. Employee may disclose the language of Sections 7 & 9, but may not disclose the remainder of the Agreement.

13. CHANGE IN CONTROL; ACCELERATED VESTING SCHEDULES

         In the event that, within twelve months of a change in control of Parent, Employee's employment by Parent and the Company is terminated prior to the end of the then current Term or Employee terminates his employment due to a material reduction in his duties or compensation, all stock options granted to Employee shall immediately vest in full, and Parent or the Company will pay Employee a lump sum amount in accordance with Section 11 (D) above at the time of termination. For purposes of this Agreement, "change in control" means any of the following events:

         (A) A change in control of the direction and administration of Parent's business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), as in effect on the date hereof and any successor provision of the regulations under the 1934 Act, whether or not Parent is then subject to such reporting requirements; or

         (B) Any "person" (as such term is used in Section 13(d) and section 14(d)(2) of the 1934 Act but excluding any employee benefit plan of Parent) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of Parent representing more than one half of the combined voting power of Parent's outstanding securities then entitled to vote for the election of directors; or

         (C) Parent shall sell all or substantially all of the assets of Parent; or

         (D) Parent shall participate in a merger, reorganization, consolidation or similar business combination that constitutes a change in control as defined in the 1996 LanVision Systems, Inc. Employee Stock Option Plan and/or results in the occurrence of any event described in clause (A), (B) or (C) above.

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14. ACKNOWLEDGEMENTS

         Parent, the Company and Employee each hereby acknowledge and agree as follows:

         (A) The covenants, restrictions, agreements and obligations set forth herein are founded upon valuable consideration, and, with respect to the covenants, restrictions, agreements and obligations set forth in Sections 7, 8 and 9 hereof, are reasonable in duration and geographic scope;

         (B) In the event of a breach or threatened breach by Employee of any of the covenants, restrictions, agreements and obligations set forth in
Section 7, 8 and/or 9, monetary damages or the other remedies at law that may be available to Parent and/or the Company for such breach or threatened breach will be inadequate and, without prejudice to Parent's or the Company's right to pursue any other remedies at law or in equity available to it for such breach or threatened breach, including, without limitation, the recovery of damages from Employee, Parent and/or the Company will be entitled to injunctive relief from a court of competent jurisdiction; and

         (C) The time period and geographical area set forth in Section 9 hereof are each divisible and separable, and, in the event that the covenants not to compete contained therein are judicially held invalid or unenforceable as to such time period and/or geographical area, they will be valid and enforceable in such geographical area(s) and for such time period(s) which the court determines to be reasonable and enforceable. The Employee agrees that in the event any court of competent jurisdiction determines that the above covenants are invalid or unenforceable to join with Parent and the Company in requesting that court to construe the applicable provision by limiting or reducing it so as to be enforceable to the extent compatible with the then applicable law. Furthermore, any period of restriction or covenant herein stated shall not include any period of violation or period of time required for litigation to enforce such restriction or covenant.

15. NOTICES

         Any notice or communication required or permitted hereunder shall be given in writing and shall be sufficiently given if delivered personally or sent by telecopy to such party addressed as follows:

         (A) In the case of Parent or the Company, if addressed to it as follows:

                  LanVision Systems, Inc.
                  5481 Creek Road
                  Cincinnati, Ohio 45242-4001
                  Attn: Chief Financial Officer

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         (B)      In the case of Employee, if addressed to Employee at:

                  J. Brian Patsy
                  5019 Parkview Court
                  Centerville, Ohio 45458

         Any such notice delivered personally or by telecopy shall be deemed to have been received on the date of such delivery. Any address for the giving of notice hereunder may be changed by notice in writing.

16. ASSIGNMENT, SUCCESSORS AND ASSIGNS

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns. Parent and the Company may assign or otherwise transfer their rights under this Agreement to any successor or affiliated business or corporation (whether by sale of stock, merger, consolidation, sale of assets or otherwise), but this Agreement may not be assigned, nor may the duties hereunder be delegated by Employee. In the event that Parent and the Company assign or otherwise transfer their rights under this Agreement to any successor or affiliated business or corporation (whether by sale of stock, merger, consolidation, sale of assets or otherwise), for all purposes of this Agreement, "Parent" and the "Company" shall then be deemed to include the successor or affiliated business or corporation to which Parent and the Company, respectively, assigned or otherwise transferred their rights hereunder.

17. MODIFICATION

         This Agreement may not be released, discharged, abandoned, changed, or modified in any manner, except by an instrument in writing signed by each of the parties hereto.

18. SEVERABILITY

         The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provisions hereof and the parties shall use their best efforts to substitute a valid, legal and enforceable provision, which, insofar as practical, implements the purpose of this Agreement. Any failure to enforce any provision of this Agreement shall not constitute a waiver thereof or of any other provision hereof.

19. COUNTERPARTS

         This Agreement may be signed in counterparts and each of such counterparts shall constitute an original document and such counterparts, taken together, shall constitute one in the same instrument.

20. ENTIRE AGREEMENT

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         This constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, understandings, and negotiations, whether written or oral, with respect to such subject matter.

21. DISPUTE RESOLUTION

         Except as set forth in Section 14 above, any and all disputes arising out of or in connection with the execution, interpretation, performance, or non-performance of this Agreement or any agreement or other instrument between, involving or affecting the parties (including the validity, scope and enforceability of this arbitration clause), shall be submitted to and resolved by arbitration. The arbitration shall be conducted pursuant to the terms of the Federal Arbitration Act and the Commercial Arbitration Rules of the American Arbitration Association. Either party may notify the other party at any time of the existence of an arbitrable controversy by certified mail and shall attempt in good faith to resolve their differences within fifteen (15) days after the receipt of such notice. If the dispute cannot be resolved within the fifteen-day period, either party may file a written demand for arbitration with the American Arbitration Association. The place of arbitration shall be Cincinnati, Ohio.

22. GOVERNING LAW

         The provisions of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Ohio and the laws of the United States applicable therein. The Employee acknowledges and agrees that Employee is subject to personal jurisdiction in state and federal courts in Hamilton County, Ohio.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto effective as of the date first above written.

                                       LANVISION SYSTEMS, INC.

                                       By: /s/ Paul W. Bridge, Jr.
                                           ----------------------------------
                                           Paul W. Bridge, Jr.
                                       Its: Chief Financial Officer


                                       LANVISION, INC.

                                       By: /s/ Paul W. Bridge, Jr.
                                           ----------------------------------
                                           Paul W. Bridge, Jr.
                                       Its: Chief Financial Officer

                                       EMPLOYEE

                                       /s/ J. Brian Patsy
                                       --------------------------------------
                                       J. Brian Patsy

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EXHIBIT A - COMPENSATION AND BENEFITS

Employee:         J. Brian Patsy

Salary:           Fiscal Year 2004 (2/1/04 - 1/31/05)

                  Annual Base Salary - $225,000.00 payable in such number of installments as may be agreed upon among Parent, the Company and Employee

                  On target bonus, per the Executive Bonus Plan - $70,000

Stock Options:

Parent agrees that Employee shall be eligible to participate in the 1996
     LanVision Systems, Inc. Employee Stock Option Plan and to receive stock option grants as the Parent's Board of Directors may determine appropriate from time to time hereafter.

Benefits:         Family healthcare insurance coverage
                  Family dental insurance coverage
                  Car allowance

Employee shall be eligible to participate in all other employee fringe benefit plans of Parent or the Company (but not both if Parent and Company have separate plans providing benefits that may be similar in nature), to the same extent and at the same levels as other executive officers of Parent or the Company are then participating.